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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): DECEMBER 20, 2002



                                 FRIEDMAN'S INC.
             (Exact name of registrant as specified in its charter)


          Delaware                         0-22356                         58-20583
(State or other jurisdiction       (Commission File Number)    (IRS Employer Identification No.)
     of incorporation)

                               4 WEST STATE STREET
                             SAVANNAH, GEORGIA 31401
                    (Address of principal executive offices)

                                 (912) 233-9333
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

         It has come to the attention of management that several lines of type were inadvertently omitted from Note 7 of the Notes to Consolidated Financial Statements contained in Friedman's Annual Report on Form 10-K for the fiscal year ended September 28, 2002, as filed with the SEC on December 20, 2002. The excluded portion specified the quantitative effect of the recognition of compensation cost based on the fair value of the stock options. Set forth below is that portion of Note 7 regarding Accounting for Stock Issued to Employees, including the omitted type.

7. STOCK PLANS

   STOCK OPTION PLAN

         * * *

            The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, ("APB 25") and related interpretations which measures compensation cost using the intrinsic value method of accounting for its stock options. Accordingly, the Company does not recognize compensation cost based upon the fair value method of accounting as provided for under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, ("FAS No. 123"). If the Company had elected to recognize compensation cost based on the fair value of the options granted beginning in fiscal year 1996, as prescribed by SFAS No. 123, net income would have been reduced to the pro forma amounts indicated in the table below:

                                                        2002              2001              2000
                                                     ----------        ----------        ----------
       Net income - as reported .............        $   23,167        $   12,229        $   19,704
       Net income - pro forma ...............            22,106            11,281            17,755

       Basic earnings per share - as reported        $     1.35        $     0.84        $     1.36
       Basic earnings per share - pro forma .        $     1.29        $     0.78        $     1.23

            The fair value of each option grant is estimated on the date of grant using the Black-Scholes option valuation method with the following assumptions:

                                               2002          2001          2000
                                               ----          ----          ----
       Expected dividend yield .......         0.90%         1.00%         0.60%
       Risk-free interest rate .......         4.51%         5.68%         5.92%
       Expected life of options ......        10 years      10 years      10 years
       Expected stock price volatility        0.629         0.645         0.582

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2003

                                             FRIEDMAN'S INC.
                                             (Registrant)

                                             By: /s/ Victor M. Suglia
                                             ------------------------
                                             Victor M. Suglia
                                             Senior Vice President,
                                             Chief Financial Officer,
                                             Treasurer and Secretary


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